Exhibit 10.4

                                                                                                (English translation)

HK201102001

Premises Lease Contract

Party A (Party A): Beijing Xintaike Medical Device Co., Ltd.  (北京新太克医疗仪器有限公司)

Address: No.  30 Shengming Kexueyuan Road, Changping District, Beijing

Legal Representative: Hu Peixiang (胡沛湘)

Party B (Party B): BeiGene (Beijing) Co., Ltd.

Address:

Legal Representative: JOHN VICTOR OYLER

WHEREAS:

1.                  Party A is the owner of the premises under this Contract, and has the right to legally lease the premises, accessory buildings and accessory facilities under this Contract;

2.                  Party B is a legitimate enterprise established in the People’s Republic of China (hereinafter referred to as “China” or the “PRC”) in accordance with the relevant laws of the PRC (see appendices hereto for Party B’s business license and other legal certificates);

3.                  Party A agrees to lease to Party B, and Party B wishes to lease from Party A, part of the premises, accessory buildings and accessory facilities and equipment under this Contract in accordance with the provisions hereof.

NOW THEREFORE, by adhering to the principles of equality, voluntariness, mutual benefit, and equal consideration, and through full and friendly consultation, the Parties hereby enter into this Contract regarding the lease of the Premises in Beijing on February 1, 2011 for mutual compliance.

Article 1                                               Purpose of Contract

Party A shall lease part of the premises, accessory buildings and accessory facilities under this Contract to Party B or its affiliate for its own office, scientific research and/or other legitimate activities, and Party B or its affiliate may engage in office, scientific research and other relevant business activities in such part.

Article 2                                               Subject Property of Contract

1.                  Party A shall lease part of the premises (hereinafter referred to as the “Premises”) in the Life Science Park in Changping District, Beijing (being the property, site and accessory facilities at No. 30 Shengming Kexueyuan Road, Changping District, Beijing) to Party B.  The building area of such part of the Premises is 6,144 m2.  The usable area and public area of the first floor are 3,848 m2 and 430.9 m2, respectively.  The usable area and public area of the second floor are 1,876 m2 and 44 m2, respectively.  The public area allocable to Party B is 303.5 m2 (see Article 2.4 of this Contract), and the total building area leased by Party B is 6,028 m2 (hereinafter referred to as the “Property”).  The specific scope of the leased Premises is set forth in Appendix 4: Site Plan of the Property Leased by Party B from Party A.

If Party A intends to lease other areas of the Premises (hereinafter referred to as the “Other Areas”), it shall notify Party B of the same seven (7) business days in advance.  Party B shall have the right of first refusal to lease the Other Areas upon the same conditions.  If Party B does not send a written reply to Party A within seven (7) business days after receiving Party A’s notice, Party B shall be deemed to have waived its right of first refusal to lease such areas.

2.                  Party A agrees that, subject to compliance with the relevant laws and regulations of the PRC and the management rules of the Park, Party B may hang its company sign outside of the building where the Property is located; provided, however, that the location and size of such sign shall be subject to Party A’s examination, consent and general arrangement.  Party A shall not refuse or oppose Party B’s request to hang its company sign without reasonable cause.

3.                  Entrances/exits of the first floor will be used as public entrances/exits.

4.                  The public places and shared facilities throughout Party A’s Premises shall be used jointly by Party B and other users.

The above public places and their public areas are as follows: 606.9 m2, including a boiler room (150.9 m2), a fire control and power distribution room (64 m2), elevators and stairwells (220 m2: 44 m2*5), the first-floor lobby (148 m2) and a power distribution room (24 m2).  The public areas and corresponding property management fees shall be allocated based on the proportion of area leased by Party B in the total building area.

5.                  Party B shall have the right to use outdoor parking spaces based on the proportion of area leased by Party B in the total building area.  Such parking spaces shall be used solely by Party B after the scope has been determined by Party A and Party B, as is more specifically set forth in the figure in Appendix 4.

Article 3                                               Current Condition and Modification of the Property

1.                  Current condition of the Property

The Property under this Contract is developed and built by Party A, for which Party A has obtained the Construction Works Completion Inspection Certificate and is currently applying for the property ownership certificate.  Party A shall hand over the Property to Party B on an “AS IS” basis based on the Memorandum for Property Handover set forth in Appendix 5.

2.                  Renovation, decoration, alteration and modification of the Property during use

(1)             After the delivery of the Property, Party B may, based on reasonable arrangements on the use of Property, carry out the following renovation, decoration, alteration or modification of the Property without the consent of Party A; provided, however, that Party B shall report such renovation, decoration, alteration or modification to Party A for filing purpose seven (7) business days before the same is implemented.  Party B shall carry out renovation, decoration, alteration or modification strictly in accordance with the construction specifications provided by Party A (before Party B commences renovation, technical clarification shall be conducted by the Parties, and detailed construction specifications shall be provided to Party B); otherwise, Party B shall be responsible for repairing damages to the equipment and facilities of Party A (if any) and indemnifying third parties against their losses (if any).

Party B shall have the right to adjust the layout of the Premises based on its own business needs (excluding changes to the load-bearing structure of the leased Premises) or to carry out alteration, modification, renovation or decoration inside the leased Premises (excluding major structural changes to the Property).

(2)             After the delivery of the Property, Party B may, based on reasonable arrangements on the use of Property, carry out the following renovation and alteration of the Property, subject to the obtaining of Party A’s prior written consent and compliance with the management rules of the property management entity:

Major structural changes to the Premises inside the leased Premises.  For the purpose of this Contract, a major structural change refers to: any renovation or alteration of the Property by Party B shall be considered as major modification by Party B if such renovation or alteration will significantly affect the roof, vertical walls, load-bearing walls or the main water or electricity pipeline systems of the Property.

(3)             Party A undertakes that, it will in principle agree to the reasonable renovation and alteration of the Property by Party B, and that it will not unreasonably refuse Party B’s reasonable request.  Party A shall provide Party B with a definite reply in writing within ten (10) business days after Party B submits a written application for renovation or alteration.  If Party A fails to give such written reply, Party A shall be deemed to have given its consent to Party B’s renovation or alteration plan.

(4)             After the delivery of the Property, any renovation or alteration of the Property by Party B shall be carried out at the sole cost of Party B, subject to compliance with the requirements set forth in the relevant laws and regulations of the PRC and the relevant management regulations of the local government and the completion of necessary approval procedures.  Party A shall provide necessary assistance to this end.

(5)             Party A shall be responsible for the repair work with respect to the foundational frame structure of the Premises to ensure Party B’s normal use.  Efforts shall be made to minimize the effects of such repair work on the operations of Party B.  If Party A entrusts Party B to conduct the repair work, the repair costs spent by Party B shall be offset against the rent or repaid by Party A in accordance with its agreement with Party B, and the Parties shall jointly negotiate and determine the specific schedule for the repair work.

Article 4                                               Delivery of the Property

1.                  Property delivery date:

(1)             Within two (2) business days from the date of the written notice on delivery of Property given by Party A to Party B, the Parties shall handle the Property handover procedures for the delivery of the Property by Party A to Party B and the timely acceptance of such delivery by Party B.

(2)             The Parties shall complete the Property handover procedures within two (2) business days.  The date of execution of the Memorandum for Property Handover shall be the date of actual delivery of the Property.

(3)             The Parties have tentatively scheduled the Property delivery date to occur before March 1, 2011.

2.                  Conditions to delivery of the Property:

(1)             Party A shall present the originals of the relevant documents and deliver copies thereof to Party B, including the Construction Land Planning Permit, the State-owned Land Use Certificate, the Construction Works Planning Permit, the Construction Works Commencement Permit, the Construction Works Completion Inspection Certificate, the whole set of engineering documents and drawings of the Property and the Fire Control Inspection Certificate (see Appendix 1).

(2)             Party A warrants that, the Property will have access to water, electricity, communications and other municipal utilities upon delivery to Party B.

(3)             Party A undertakes to provide Party B with public facilities for its exclusive use based on the following standards: water (DN100 inflow), low-voltage (380V) electricity (with a capacity of no less than 630KVA; the service entrance cabinet and switch as well as the equipment connected to the upper end of the service entrance cabinet shall be installed by Party A inside the leased Property, and the equipment connected to the lower end of the service entrance cabinet shall be connected by Party B) and natural gas pipelines (for the gas boiler).  Party A undertakes that the above facilities will provide uninterrupted supply 24 hours a day throughout the year (except for interruption of supply for any reason not attributable to Party A).  Party A also undertakes that, the above public facilities shall be installed and connected inside the Property leased by Party B for Party B’s normal use before the date of completion of Party B’s renovation works.  If the capacity of the above public facilities or the locations of connection and installation fail to meet the above standards as promised by Party A, Party A undertakes to make up the difference and re-connect the facilities at its own cost.  If the capacity of the above agreed standard fails to meet the needs of Party B for its normal use, Party B may add capacity on its own and at its own cost, for which Party A shall actively provide cooperation.

(4)             Party A and Party B shall sign the Memorandum for Property Handover upon the delivery of the Property, which will confirm the conditions in relation to the handover of the Property and its accessory facilities and equipment.

(5)             Party A shall hand over the Premises to Party B on an “AS IS” basis.  On the date of handover, Party A and Party B shall come to the site of the Premises to take photographs and make video recordings to confirm the current condition of the Premises.

Article 5                                               Lease Term; Payment Terms of Deposit and Rent

1.                  The lease term of the Property under this Contract (hereinafter referred to as the “Lease Term”) shall be ten (10) years, commencing from the date of execution of the Memorandum for Property Handover by Party A and Party B.  Party B shall have full right to use, operate and manage the Property to the extent of the lease.

2.                  If Party B is willing to continue to lease the Property upon the expiration of the Lease Term, Party B shall notify Party A of the same in writing within six (6) months before the expiration of the Lease Term, and the Parties will separately negotiate matters in relation to the lease contract.  Party B shall have the right of first refusal to lease the Property upon the same conditions.

3.                  Through friendly negotiation between the Parties, during the first five (5) years of the Lease Term, the rent for the first floor of the Property shall be rated at RMB2.7/m2 per day with an annual rent of Renminbi three million seven hundred ninety-two thousand two hundred and four (RMB3,792,204); the rent for the second floor of the Property shall be rated at RMB1.35/m2 per day for the first year with an annual rent of Renminbi nine hundred twenty-four thousand three hundred and ninety-nine (RMB924,399), which shall be adjusted to RMB2.7/m2 per day starting from the second year.  Moreover, the annual rent for the public areas shall be Renminbi two hundred ninety-nine thousand and one hundred (RMB299,100).  The total annual rent shall be Renminbi five million fifteen thousand seven hundred and three (RMB5,015,703) for the first year and Renminbi five million nine hundred forty thousand five hundred and ninety-four (RMB5,940,594) starting from the second year.  Upon the expiration of the first five-year period of the Lease Term, Party A and Party B shall adjust the above rent for one time based on the market rent of Zhongguancun Life Science Park.  The Parties have decided that the rent shall not be increased by more than 10%, and no subsequent adjustment shall be made to the rent.

4.                  Party A and Party B have set the deposit payable by Party B to Party A for the lease of the Property at Renminbi one million two hundred sixty-four thousand two hundred and thirty-two (RMB1,264,232), which shall be paid on the date this Contract.  Party A shall provide a legitimate receipt to Party B on the date of receipt of such deposit.

5.                  The Parties acknowledge that, the billing period for the rent payable by Party B to Party A shall be three (3) months.  Party B shall make payment of the total amount of rent payable for the first billing period on the date of formal delivery of the Property, i.e., Renminbi one million two hundred sixty-four thousand two hundred and thirty-two (RMB1,264,232).  Afterwards, Party B shall, on the 10th day before the expiration of each billing period, pay rent for the next billing period to Party A.  Party A shall provide Party B with a legitimate property lease invoice within ten (10) days after receiving rent from Party B.

6.                  Party A and Party B acknowledge that, the rent-free period of the Property under this Contract shall be four (4) months plus ten (10) days, which shall be completely apportioned within the first three (3) years of the Lease Term.  The specific method is as follows: at the end of the first year of the Lease Term, Party A shall give Party B a rent-free period of one (1) month; at the end of the second year of the Lease Term, Party A shall give Party B another rent-free period of two (2) months; at the end of the third year of the Lease Term, Party A shall give Party B another rent-free period of one (1) month plus ten (10) days.  The rent for each of the above rent-free periods shall be deducted directly from the rent paid by Party B to Party A for the last billing period of the relevant year.

7.                  Party A shall install separate master water meter and master electricity meter for the Property leased by Party B to measure the water and electricity fees incurred within the Property leased by Party B separately.

The fees incurred by Party B during the Lease Term, including telephone and Internet fees and other actual costs, shall be directly paid by Party B.

8.                  Within the agreed Lease Term under this Contract, Party B shall bear risks regarding personal injuries, theft, robbery or loss of commodities, things of value and facilities, corrosion, floods and fires occurring in the leased Property.

9.                  Property management shall include: security, cleaning and landscaping of the public areas of the Property, repair and maintenance of public equipment and facilities, repair and maintenance of parking spaces and roads and all other work required to maintain the normal use of the entire Property.  The property management fees shall include: security fees, cleaning fees, landscaping fees, fees for repair and maintenance of public equipment and facilities, fees for gas heating (winter), garbage removal fees and wages of property service employees.

Party A shall be responsible for engaging a property management company to carry out the property management work.  Party B and other users of the Property may participate in such process, including, without limitation, selection of the property management company, employment of the property management employees, composition and amount of property management fees and use of outdoor public areas.  Party B and other users of the Property shall enjoy voting or decision-making rights based on the respective proportion of the area leased or used by them in the total building area of the Premises.  The implementation of any decision shall be subject to the consent of holders of at least two thirds of the voting rights of all Property users.  If no such agreement can be reached, Party A shall select one of the alternatives.  Party A shall stipulate the above principle in lease agreements for other areas of the Premises other than the Property.

Invoices for property management fees shall be issued directly to Party B.

Article 6                                               Warranties and Responsibilities of the Parties

Warranties and Responsibilities of Party A

1.                  Party A warrants that, it has the land use right in relation to the Property and the ownership of the Property in accordance with the relevant laws and regulations of the PRC, and has the right to lease the Property to Party B for the purpose described in Article 1 hereof.  Party A warrants that, it will obtain the ownership certificate of the Property as soon as possible, and that the establishment of Party B will not be affected by the obtaining of this certificate.

2.                  Party A warrants that, it has the right to legally lease the Property, and that no mortgage or any other type of security interest has been created over the Property as of the date hereof and as of the delivery date of the Property.

3.                  Party A warrants that, as of the date hereof and as of the delivery date of the Property, the ownership of the Property hereunder or the relevant buildings and accessory facilities and equipment has not been sold, transferred or donated to other persons or entities; there is no dispute, litigation or arbitration in relation to the Property, nor is there any adverse encumbrance or liability that seizes, freezes or otherwise restricts Party B’s use of the Property.

4.                  During the Lease Term, Party A shall not interfere with the lawful use of the Property by Party B for business, office and other purpose in accordance with the conditions and purposes set forth in this Contract; provided, however, that Party B shall not breach the provisions hereof.

5.                  Upon any change in the ownership of the Property after the execution of this Contract, Party A shall notify Party B in writing of the same in advance, and Party B shall have the right of first refusal to purchase the Property upon the same conditions.

6.                  If Party B needs Party A to provide documents in relation to the leased Property for the purpose of completing business-related application and approval procedures, Party A shall assist Party B by providing such documents.

7.                  Party A shall complete the relevant filing and registration procedures concerning the lease of the Property in accordance with law.

8.                  Subject to the timely payment of the relevant utility fees by Party B, Party A shall, in accordance with the provisions hereof, ensure that Party B may have access to uninterrupted supply of water, electricity, gas and other utilities that are required for the use of the Property and connected directly to the Property in accordance with the provisions hereof .  Party A further warrants that, the supply of the above utilities in the Property will not be interrupted due to any default in payment of the relevant utility fees by other tenants/owners.  If the supply of utilities in the Property is threatened to be interrupted due to any default in payment of the relevant utility fees by the relevant tenants/owners, Party A shall pay the relevant overdue fees to the relevant utility supplier on the next business day after the date on which it becomes aware of such threat.  If Party A fails to make payment of such utility fees in a timely manner, Party B shall have the right to make payment to the relevant utility supplier on its own; provided, however, that Party B shall have the right to recover such fees from Party A.  Except for the above interruption of supply due to any default in payment of utility fees by other tenants/owners, Party A shall not bear any liability for any interruption of supply of water, electricity, gas and other utilities caused by any reason that is not on the part of Party A.  If Party B suffers any losses due to any interruption or termination of supply of any utility that is caused by any fault on the part of Party A (including, without limitation, the failure of Party A to make timely payment of the overdue utility fees on behalf of the relevant tenants/owners), Party A shall bear indemnification liability.

9.                  If Party A breaches the above representations and warranties, it shall bear the corresponding liability for breach of contract.

Warranties and Responsibilities of Party B

1.                  Party B shall make timely and full payment of rent, property management fees and utility fees in accordance with the provisions of this Contract.  Party B shall not delay or refuse the payment of rent and property management fees for any reason.  In the event of any dispute in relation to property management or other matters that are not related to rent, Party B shall first make payment of rent and property management fees before seeking resolution of such dispute.

2.                  Party B shall manage the cleaning and security inside the leased Property and the facilities invested by it, and shall be responsible for maintaining the cleanliness of the Property and public areas and for keeping the facilities and equipment in good condition.

3.                  If the Property is damaged due to fire, accident or other emergency situations, Party B shall immediately handle such situation in a proper manner and promptly notify Party A of the same.

4.                  Party B shall use and protect the Property in a normal manner, and prevent the Property from any abnormal damage (except for normal wear and tear or depreciation).  In the event of any undue damage or malfunction of the Property for any reason solely attributable to Party B, Party B shall notify Party A of the same immediately and carry out necessary repair after the occurrence of such damage or malfunction.

5.                  Party B shall be responsible for the maintenance and management of its alterations and renovations as well as the facilities and equipment installed by it.  If any third party suffers any damage due to Party B’s alterations and renovations or the facilities and equipment installed by it, Party B shall bear the indemnification liability.

6.                  Party B warrants that, it will use the leased Property for legitimate business activities.

7.                  Party B shall not raise any animal or pet inside the Property (except for the purpose of conducting scientific researches), or place on the floor of the Property items that exceed the designed load, or store weapons, ammunition, saltpeter, gunpowder, gasoline or other dangerous inflammables and explosives, prohibited goods or drugs with strong odor inside the Property, or manufacture or leak any gas that has strong odor or pollutes the environment inside the Property, or make noise, create vibration or disturb third parties inside the Property.

8.                  Party B shall minimize odors that may be produced during its business activities.  If Party B has any dispute with other Premises users because of such odors, Party B shall be responsible for resolving such dispute.

9.                  If Party B breaches the above representations and warranties, it shall bear the corresponding liability for breach of contract.

Article 7                                               Use, Maintenance and Repair of the Property

1.                  Party A agrees that, Party B may use the Property for its own office, scientific research and other commercial purposes falling within its legal scope of business (hereinafter referred to as the “Defined Purposes”).  Party A warrants that, the Property complies with laws, regulations and government rules with respect thereto and may satisfy the above Defined Purposes of Party B since the date of delivery.

2.                  Party B may place in or move out of the Property any inventory, tool, machine, furniture, facility, equipment or other tangible property that is owned or may be legally used by Party B (which is not owned by Party A) (hereinafter referred to as “Party B’s Property”).

3.                  From the date of delivery of the Property, Party B shall be responsible for the inspection, repair and maintenance of the Premises, accessory buildings and accessory facilities within the scope of lease.

4.                  During the Lease Term, if the Premises, accessory buildings and accessory facilities of the Property are damaged for any reason on the part of Party B or any third party connected therewith, Party B shall bear the indemnification liability (except for natural and normal wear and tear).

Article 8                                               Assignment of Rights and Obligations under This Contract and Sub-lease of Property

1.                  During the Lease Term, Party B may sub-lease portions of the Property hereunder to third parties; provided, however, that Party B shall obtain the written consent of Party A and be jointly and severally liable to Party A as guarantor.

2.                  After the execution of this Contract, if Party A intends to sell the Property to a third party, it shall notify Party B of the same in writing one (1) month in advance, and Party B shall have the right of first refusal to purchase the Property upon the same conditions.  If Party B does not send a written reply to Party A within one (1) month, Party B shall be deemed to have waived such right of first refusal.

Article 9                                               Return of the Leased Property

1.                  Upon the expiration of the Lease Term or the early rescission of this Contract, Party B shall restore the Property to its original condition (except for parts that cannot be restored to their original condition or are not required by Party A to be restored to their original condition, and for normal wear and tear and depreciation) and return it to Party A within the time limit under Article 13 of this Contract.

2.                  Upon the expiration of the Lease Term or the early rescission of this Contract, Party B shall return the leased Property in good repair to Party A, and jointly inspect the leased Property and its accessory facilities with Party A in accordance with the Memorandum for Property Handover.  If any damage is found (except for natural wear and tear), Party B must bear the indemnification liability.

If Party B fails to restore the Property to its original condition in accordance with the provisions hereof, and Party A must carry out the restoration of the Property, the costs incurred by Party A during such restoration shall be borne by Party B.

3.                  Upon the expiration of the Lease Term or the early rescission of this Contract, Party B shall return all keys to the leased Property to Party A.

4.                  If Party B fails to return the leased Property within the agreed time limit, any decoration, furniture, device, thing, material, equipment or other item of Party B in the leased Property shall be deemed to have been abandoned by Party B.  Party A shall have the right to dispose of such items in any manner, and Party B shall not make any objection, hold Party A accountable or demand indemnification by Party A.

5.                  Time of return of deposit for the lease of Property: within sixty (60) days from the date of return of the leased Property by Party B in accordance with the provisions of this Contract, Party A shall return the deposit to Party B in a lump sum without interest after deducting fees owed but not paid by Party B (Party A shall inform Party B of such fees in writing and obtain written confirmation from Party B).

Article 10                                        Liability for Breach of Contract, Termination of Contract and Exclusion of Liability

Liability for Breach of Contract:

1.                  If Party A delays the delivery of the Property, it shall pay liquidated damages to Party B in an amount equal to twice of the daily rent for each day of delay;

2.                  If Party B delays the payment of rent and fees payable to Party A, it shall pay liquidated damages to Party A in an amount equal to twice of the daily rent and fees payable by it for each day of delay.

3.                  If Party B prematurely rescinds the lease within the ten-year Lease Term under this Contract without any cause, Party B shall indemnify Party A against the losses suffered by it based on the following formula.  Indemnification formula: indemnification amount = (remaining months of the Lease Term / 120 months) * 12 months * monthly rent.  If the indemnification amount is less than three-month rent, Party B shall pay an indemnification amount equal to three-month rent to Party A.

4.                  If Party A prematurely recovers the Property within the ten-year Lease Term under this Contract without any cause, Party A shall indemnify Party B against the losses suffered by it based on the following formula.  Indemnification formula: indemnification amount = (remaining months of the Lease Term / 120 months) * 12 months * monthly rent.  If the indemnification amount is less than three-month rent, Party A shall pay an indemnification amount equal to three-month rent to Party B.

Rescission of Contract:

In any of the following circumstances, Party A shall have the right to rescind this Contract and recover the leased Property:

1.                  Party B fails to pay the rent or other amount payable under this Contract on the due date, and further fails to pay the same within thirty (30) days after Party A sends a written notice and demand for payment to Party B;

2.                  If Party B and its employees breach the provisions of this Contract, which causes losses to Party A, Party A shall send a written notice to Party B together with the relevant proof.  Upon confirmation of such losses, Party B shall provide indemnification in an amount equal to such losses and make correction within seven (7) days after receiving such written notice.  If Party B fails to make correction within fifteen (15) business days, Party A shall have the right to terminate this Contract;

3.                  Party B becomes bankrupt or enters into liquidation;

4.                  Items of Party B in the Property are seized or detained for debt issues of Party B, which prevents Party B from continuing the performance of this Contract.

In the event of early rescission of this Contract for any of the above reasons, Section 3 of the Liability for Breach of Contract clause of Article 10 hereof shall apply, and the notice of rescission of contract shall take effect and have the effect of rescinding this Contract as of the date of service upon Party B.

In any of the following circumstances, Party B shall have the right to rescind this Contract:

1.                  The Property is seized or detained for debt issues of Party A, which prevents Party B from continuing the performance of this Contract.

2.                  Party A becomes bankrupt or enters into liquidation.

In the event of early rescission of this Contract for any of the above reasons, Section 4 of the Liability for Breach of Contract clause of Article 10 hereof shall apply, and the notice of rescission of contract shall take effect and have the effect of rescinding this Contract as of the date of service upon Party A.

Exclusion of Liability:

If Party B and other persons suffer property damage or personal injury for any of the following reasons beyond the control of Party A, Party A shall not bear any liability:

1.                  Suspension of use of public facilities for the purpose of carrying out necessary building maintenance and repair works or for any reason (such as unexpected facility failure, including, without limitation, air conditioning, electricity and gas facilities) not attributable to Party A (except for default in payment of utility fees by other tenants/owners);

2.                  Damage or destruction of any public facility or service pipeline caused by any reason attributable to Party B that leads to interruption of use or requires interruption of use for repair purpose;

3.                  Current change in power supply due to any reason attributable to Party B;

4.                  Losses caused by fire, water leakage and electricity leakage due to any reason attributable to Party B;

5.                  Personal injury or property damage to Party B caused by natural disasters, force majeure and reasons inside and outside of the leased Property that are not attributable to Party A;

6.                  Loss of property of Party B for theft or any other reason;

7.                  Personal injury or property damage to Party B or any third party due to any reason attributable to Party B, other tenants in the Property or their related persons or any third party;

8.                  Effect of government policies, orders or actions on Party B.

Article 11                                        Force Majeure

1.                  If either Party is prevented from performing the relevant obligations under this Contract in accordance with the agreed terms by any force majeure event that could not have been foreseen at the time of conclusion of this Contract by the Parties, the occurrence and consequences of which cannot be prevented or avoided (including war, flood, earthquake, storm and other natural disasters and changes in relevant laws or policies of the government), the Party affected shall immediately notify the other Party of the circumstances, and shall, within fifteen (15) days from the date of occurrence of such force majeure event, provide the other Party with the relevant details as well as valid documents proving that it cannot perform or must delay the performance of the relevant obligations hereunder, whether in whole or in part.

2.                  When a force majeure event occurs, neither Party shall be liable to the other Party for any damage, increased cost or loss suffered by the other Party due to its failure or delay in performing this Contract as a result of such force majeure event, and such failure or delay in performing this Contract shall not be considered as a breach of this Contract.  The Party that suffers the force majeure event shall take proper measures to mitigate or eliminate the effects of the force majeure event, and strive to resume performance of the obligations delayed or prevented by such force majeure event as soon as practicable.

3.                  If any force majeure event or the effects of such force majeure event have prevented either Party or both Parties from performing all of its/their obligations under this Contract for sixty (60) or more days, the Parties shall negotiate to determine whether to terminate this Contract, waive part of the obligations under this Contract, or postpone the performance of this Contract based on the effects of such force majeure event on the performance of this Contract.

Article 12                                        Government Requisition, Expropriation or Demolition

1.                  If the leased Property under this Contract is requisitioned, expropriated or demolished, in whole or in part, due to the occurrence of any municipal planning event, Party A shall, within three (3) business days from the date of receipt of a written notice from the government regarding such requisition, expropriation or demolition, deliver to Party B a copy of such written notice, and shall, subject to the principle that Party A will use its best efforts to guarantee that Party B may maintain its operations at such location, collaborate with Party B to negotiate with the entity demanding such requisition or expropriation or the relevant governmental authority in order to seek the following:

(1)             Exemption from the requisition or expropriation, or the provision of another place of business with similar conditions in a neighboring area by the entity demanding the requisition or expropriation in order for the continued operation of Party B;

(2)             If the condition set forth in the above item (1) cannot be achieved, Party A shall actively provide Party B with another place of business with similar conditions in a similar area.  If Party A cannot provide such place of business, or the place of business provided by Party A fails to satisfy Party B’s needs, Party A shall assist Party B in searching for a place of business with similar conditions in a similar area and in signing a new lease contract with a new lessor, upon which, this Contract shall be rescinded, and Party A shall return to Party B the rent that has been paid but has not been incurred;

(3)             If neither of the conditions set forth in the above items (1) and (2) can be achieved, Party B shall have the right to terminate this Contract.  With respect to the compensation received for the requisition, expropriation or demolition of the Property due to government planning, the compensation for the land use right and property ownership in relation to the Property and Party A’s ancillary equipment and facilities shall belong to Party A, while the compensation in relation to Party B shall belong to Party B.

Article 13                                        Disposition of Property upon Expiration of Term of Business or Early Rescission or Termination of Contract

If this Contract is terminated due to the expiration of the Lease Term or early rescission of this Contract by Party A, Party A shall send a written notice on return of Property to Party B thirty (30) days in advance.  If this Contract is terminated due to early rescission of this Contract by Party B, Party B shall send a written notice on return of Property to Party A thirty (30) days in advance.  Party B shall return the Property to Party A on the date of termination of this Contract.

Within the above period for the return of Property, Party B shall have the right to remove or retrieve facilities and equipment added by it during its renovation and modification of the leased Property in accordance with the provisions hereof that can be directly moved out.  Those that have become legal attachments or renovations shall belong to Party A.

If Party B fails to return the Property within the above period, from the date immediately after the expiration of such period, Party B shall, in addition to paying rent on a daily basis at the rate set forth herein, pay liquidated damages to Party A at the rate of the daily rent (applicable upon the return of Property).

Article 14                                        Confidentiality

The Parties shall have the obligation of maintaining the content set forth herein in confidence.  Without the permission of the other Party, neither Party may publish any information regarding this Contract; otherwise, the breaching Party shall pay liquidated damages to the non-breaching Party in an amount of Renminbi five hundred thousand.

Article 15                                        Amendment

Any amendment to this Contract shall be subject to the mutual agreement of the Parties and be made in writing.

Article 16                                        Governing Law and Dispute Resolution

1.                  The execution, effectiveness and interpretation of this Contract and the resolution of any dispute arising during the implementation of this Contract shall be governed by the PRC laws.

2.                  This Contract shall be made in six (6) originals of the same legal force.  Party A and Party B shall each hold two (2) originals, and the remaining originals shall be used for the completion of approval and registration procedures with the relevant governmental authorities.

This Contract shall take effect as of the date on which it is signed and sealed by representatives of Party A and Party B.  If any dispute arises during the implementation of this Contract, the Parties shall first resolve such dispute through friendly negotiation.  If no agreement can be reached through negotiation, either Party shall have the right to file a lawsuit with the people’s court of the place where the Property under this Contract is located.

3.                  With respect to matters not covered in this Contract, the Parties may enter into a written supplementary contract after reaching agreement through negotiation, which shall have the same legal force as this Contract.

Party A (seal): Beijing Xintaike Medical Device Co., Ltd. (seal)

Representative (signature):

Party B (seal): BeiGene (Beijing) Co., Ltd. (seal)

Representative (signature):

Date of Execution:

Appendices:

Appendix 1: Construction Land Planning Permit, Construction Works Planning Permit, Construction Works Commencement Permit, Fire Control Inspection Certificate and Construction Works Completion Inspection Certificate of Party A;

Appendix 2: Business License and Other Legal Certificates of Party A;

Appendix 3: Business License and Other Legal Certificates of Party B;

Appendix 4: Site Plan of the Property Leased by Party B from Party A;

Appendix 5: Memorandum for Property Handover;

Entrusted Property Management Contract

for

“No.  4 Land Project of Zhongguancun Life Science Park”

Principal (Party A): Beijing Xintaike Medical Device Co., Ltd. (北京新太克医疗仪器有限公司)

[Owners Committee] [Owner]

Principal’s Business License Registration Number: 110000410209814

Legal Representative: Hu Peixiang (胡沛湘)               Telephone: 61779995

Mailing Address: Building No. 1, No. 30 Kexueyuan Road, Changping District, Beijing

Postal Code: 102206

Property Service Company (Party B): Beijing Xinshiyiyang Property Management Co., Ltd. (北京欣适逸扬物业管理有限公司)

Business License Registration Number: 110105010755560

Business Qualification Certificate Number:

Organization Code: 67173518-X

Legal Representative: Yang Shouyi (杨守毅)           Telephone: 84708686-6501

Mailing Address: Grand Hills, Chaoyang District, Beijing

Postal Code: 100015

In accordance with the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China and other relevant laws and regulations, and on the basis of the principles of voluntariness, equality, fairness and good faith, the Parties have entered into this Contract through negotiation regarding property services for the Xintaike Building in Zhongguancun Life Science Park (hereinafter referred to as the “Property”).

I.                                                Basic Information of the Property

1.                  Type of Property: factory and office building.

2.                  Location: Building No. 1 of Zhongguancun Life Science Park, No. 30 Kexueyuan Road, Changping District, Beijing.

3.                  Land area: 15,742 m2; building area: 12,000 m2.

4.                  The beneficiaries of the services provided by Party B shall be all owners and users of the Property.

5.                  The “Entrusted Property Management Services” referred to in this Contract shall mean the property management services provided by Party B to all owners and users of the Property.

6.                  The “Employees” referred to in this Contract shall mean the employees hired by Party B for the management of the Property.

II.                                           Entrusted Management Matters

1.                  Security Management

Party B shall be responsible for the security management of the office building.  It shall register visitors and patrol within the office building 24 hours a day.

2.                  Public Services

a.                  Repair, maintenance and management of shared parts of the building, including, without limitation, floors, roof, exterior walls and load-bearing structure.

b.                  Repair, maintenance, management and operation of shared facilities and equipment, including: shared and used water supply and drainage pipelines, downspouts, garbage chutes, chimney, shared lighting, antennae, heating pipelines, heating boiler room, high-pressure water pump room, power distribution room, ELV system and firefighting facilities and equipment.

c.                   Daily repair, maintenance, management and servicing of public facilities and accessory buildings and structures, including roads, outdoor water supply and drainage pipelines, septic tanks, ditches, pools, wells, bicycle shelters and parking lots.

d.                  Maintenance of public order and security in the office building, including, without limitation, security monitoring, patrols and gate sentries.

e.                   Management of cleaning and sanitation in the office building, collection and removal of garbage, and ensuring a tidy and comfortable environment.

f.                    Management and maintenance of landscaping, vegetation, flowers and trees in the public areas.

g.                   Management of engineering drawings in relation to property management, resident and user files, completion inspection materials, customer files and customer complaint and complaint resolution records.

h.                  Handling of all complaints and repairs in relation to the Property.

i.                      Being responsible for collecting property management service fees and other fees from owners and users of the Property.

III.                                      Term of Entrusted Management

The term of the entrusted property management services shall be two (2) years, from September 1, 2011, to August 31, 2013.

IV.                                       Service Standards and Quality

1.                  Repair Service Standards for the Premises and Public Facilities and Equipment

a.                  Premises appearance: exterior walls shall be clean and nice, free from any damage or peeling off.

b.                  Equipment operation: the normal operation of public equipment shall be maintained.

c.                   Repair and maintenance of public premises, facilities and equipment:  the public premises, facilities and equipment shall be inspected regularly.  Any problem found during the inspection shall be repaired promptly.  Upon the receipt of a request for repair, Party B shall promptly carry out the repair and strive to repair the damage as soon as possible.  Any special situation shall be promptly reported to the owners or users of the Property.  Meanwhile, repair records shall be maintained, and a system for revisit after repair shall be established.

2.                  Environmental Sanitation Service Standards

Party B shall regularly perform planned cleaning of public areas of the office building.  Garbage cans shall be emptied regularly.  Party B shall ensure that floors of the building are clean, that walkways of the building have no blind spot, and that walls have no posting or smear.  Accumulated water and snow shall be cleared promptly.  Ownerless clutter and debris (items) shall be controlled or removed promptly.

3.                  Landscaping Service Standards

Landscaping management and services shall be provided.  Party B shall conduct daily professional maintenance and management of the green spaces, flowers, trees and lawns in the public areas.  Flowers and trees shall be trimmed promptly to allow their overall effect to be aesthetically pleasing and appreciable.  Party B shall prevent pests and promptly replace withered plants.

4.                  Security Service Standards

24-hour security guard and security monitoring shall be provided.  Security guards shall be arranged at all of the main entrances/exits.  Personnel shall be scheduled for daily patrols.  Response plans shall be in place for emergencies.  Party B shall guarantee the normal operation of all safety technology protection equipment in the office building and ensure that the equipment can fulfill its security and protection functions.  Party B shall actively contact and properly cooperate with public security organs, judicial authorities and administrative departments in the handling of all violations of the law in the building.

5.                  Centralized Fire Control Service Standards

A firefighting management system shall be established for 24-hour fire protection and monitoring.  Firefighting equipment shall be inspected regularly.  Fire safety inspection of the office building shall be conducted regularly, and fire hazards shall be removed promptly.  Party B shall ensure that there is no fire hazard in the public areas.

6.                  Customer Service Standards

A sophisticated customer service system shall be established.  The property management employees shall serve with enthusiasm, follow standards, use civilized language and have kind attitudes.  Party B shall register all visitors and inform the relevant owners or users of the Property by telephone.  Visitors may be allowed to enter only after the consent of the relevant owners or users of the Property has been obtained.  If visitors are allowed to enter, Party B shall be responsible for guiding them to the designated locations in the Property.

V.                                            Property Service Fees

1.                  Party B shall collect property service fees in advance on a quarterly basis from the owners (or persons obligated to make payment) at the rate of RMB7/m2 per month.

2.                  The property service fees shall cover the following:

a.                  Wages and social insurance premiums of the management service employees, including all benefits and bonus payments.

b.                  Daily operation and maintenance costs of the shared parts, facilities and equipment of the Property and public liability insurance premiums;

c.                   Cleaning and sanitation costs for areas falling with the scope of property management, landscaping maintenance costs and order maintenance costs;

d.                  Office expenses;

e.                   Depreciation of fixed assets of the property management company;

f.                    Other fees: other fees payable for the entrusted services under this Contract and other fees required to be incurred during the normal operations of Party B.

3.                  Compensation shall be paid to Party B at the rate of RMB6,000 per month.  After Party B has performed its obligations and met the standards under this Contract, Party B may withdraw such money from its account before the 5th day of the following month.

4.                  Balance of the property management fees collected in each year remaining after the payment of the property service fees and Party B’s compensation (if any) shall be carried forward to the next year as part of the total property management fees of the next year.

5.                  The Parties agree to engage a professional organization to be selected by the Parties through negotiation to audit the annual budget and final accounts of the property service funds as well as the receipts and payments in relation to the property service funds.  The costs of engaging such professional organization shall be considered as property service expenditures.

6.                  Party B shall set and apply in the Property rates for the repair, maintenance and other special services for the self-used parts and equipment in premises of owners in a reasonable and open manner.

7.                  If the owners and users of the Property fail to pay the property management fees in a timely manner, late fees may be collected in accordance with the provisions of the Management Rules.

VI.                                       Rights and Obligations of the Parties

(1)             Rights and Obligations of Party A

1.                  To examine, approve and supervise the implementation of the property service plan and plan for budget, final accounts and expenditures of Party B;

2.                  To have information right with respect to the property service matters of the Property;

3.                  To have the right to make recommendations to and supervise Party B;

4.                  To examine the use of proceeds from the shared parts and facilities of the Property;

5.                  To provide Party B with suitable office space for its provision of property services and dormitories for the security staff;

6.                  To assist Party B in its performance of property services in the Property;

7.                  To urge owners or users of the Property that fail to pay the property service fees in a timely manner to make such payments;

8.                  To assist with the handover and inspection of the Property;

9.                  To urge all owners to perform this Contract and comply with the Management Rules and the property management rules and regulations, and to urge owners that fail to pay the property service fees in a timely manner in violation of the property service contract to pay the property service fees within a specified time limit;

10.           To have other rights and obligations of Party A under the relevant laws, regulations and rules or the Management Rules;

(2)             Rights and Obligations of Party B

1.                  To implement the property service management system and plan for budget and final accounts of property expenditures as authorized (approved) in writing by Party A or provided in this Contract;

2.                  To require Party A and owners or users of the Property to cooperate with it in its performance of management services;

3.                  To collect property service fees from the owners and users of the Property;

4.                  If any owner or user of the Property violates the interest of other owners and the property management company or violates the property management system, Party B shall have the right to take measures based on the severity of such violation, such as dissuasion, prevention or reporting to the owners committee; such owner or user shall bear legal liability if its action causes damages to Party B or other owners;

5.                  To urge the owners (or persons obligated to make payment) to pay the property service fees if they fail to pay the property service fees as required, and to file a lawsuit with the court in accordance with law if any of such owners or persons further fails to pay the property service fees after being urged to do so;

6.                  To hand over the property management right, withdraw from the Property, assist Party A in the handover of property services and subsequent work, and return all materials delivered by Party A for its management or keeping to Party A or another property company selected by Party A upon the termination of this Contract;

7.                  To properly keep the general completion layouts, as-built drawings of single buildings, structures and equipment, as-built drawings of ancillary facilities and underground pipe network and other completion inspection materials received by Party B;

8.                  To manage the Property strictly in accordance with the management scope and quality standards set forth in this Contract, to formulate work plans for the performance of property management services and annual management plans, and to establish effective management mechanisms and plans for daily and unexpected situations;

9.                  To inform owners intending to carry out decoration and renovation of prohibited actions and precautions during such decoration and renovation in advance, and to remind them to accept inspection or testing by the relevant authorities or professional organizations after completion;

10.           To announce events and other social activities through mail, telephone and billboard (website);

11.           Neither Party shall disclose any information in relation to the Parties’ property management to any third party, whether during the implementation of this Contract or after the termination of this Contract;

12.           Without authorization, Party B shall not occupy the shared areas, facilities and equipment in the Property or change the use thereof, and shall not occupy or excavate roads and sites in the Property.  If roads and sites in the Property do need to be temporarily occupied or excavated, the relevant procedures shall be completed, and the construction plan shall be formulated, in each case, in accordance with the relevant regulations.  Party B shall publicize the construction project in the Property before the commencement of construction works, minimize the effects of construction works on normal order, and promptly restore the relevant roads and sites to their original condition.  In emergency situations, Party B may commence construction works for public interest without going through the above procedures; provided, however, that explanations shall be provided afterwards;

13.           If additional facilities and equipment are needed for the Property, Party B shall negotiate with Party A to resolve the problem;

14.           To bear liability for, and be responsible for the settlement of, accidents caused by reasons on the part of Party B;

15.           To establish a sophisticated property service system, and to solicit advice from Party A regarding the content of such system;

16.           Party B shall hire Employees based on the needs of the Property and the budget for the management fees, who shall have the appropriate qualification certificates and sign labor contracts, and shall pay their wages and benefits;

17.           Party B shall not assign any of the rights and obligations hereunder to any third party in any manner except with the written consent of Party A;

18.           To have other rights and obligations of Party B under the laws, regulations and rules of the PRC or the Management Rules.

VII.                                  Amendment or Termination of Contract

1.                  The Parties may amend and supplement the provisions of this Contract, which shall take effect only after the Parties have reached agreement through negotiation and entered into a valid written contract.  The supplementary contract shall have the same force as this Contract.

2.                  Party A and Party B agree that, this Contract may be prematurely terminated in any of the following circumstances.

a.                  The Parties reach agreement through negotiation and enter into a written agreement.

b.                  The performance of this Contract is prevented by force majeure.

c.                   Either Party materially breaches or fails to perform any provision of this Contract, and further fails to correct such breach and perform the relevant provision within the specified time limit after the receipt of a written notice from the other Party.

d.                  Either Party enters into liquidation for bankruptcy caused by legal sanction, or becomes subject to automatic liquidation.

3.                  Upon the expiration of this Contract, if Party A decides not to further engage Party B, it shall send a three-month written notice to Party B; if Party B decides to refuse further engagement, it shall send a three-month written notice to Party A.

4.                  If neither Party expresses its intent to terminate this Contract in writing within three (3) months before the expiration of this Contract, this Contract shall be automatically extended for two (2) years.

5.                  Upon the termination of this Contract and before a new property management company has been engaged to take over the Property, Party B shall, upon the request of Party A, continue to provide property management services to Party A, and the owners (or persons obligated to make payment) shall also continue their payment of the property service fees; provided, however, that such period shall not be longer than three (3) months.  After three (3) months, Party A shall pay liquidated damages to Party B in an amount equal to 0.5% of the annual property management fees for each day of delay.

VIII.                             Liability for Breach of Contract and Dispute Resolution

1.                  Any dispute arising out of the performance of this Contract or in connection herewith shall first be resolved by the Parties through friendly negotiation.  If no agreement can be reached through negotiation, a lawsuit may be filed with the people’s court with competent jurisdiction, which shall be governed by the PRC laws.

2.                  If any owner defaults in the payment of property service fees, Party B may additionally collect liquidated damages in an amount equal to 0.5% of the fees payable by such owner for each day of delay starting from the date immediately after the due date.

3.                  If Party B takes emergency measures in unforeseeable circumstances (such as gas leaks, electricity leaks, fires, breaking of water pipes, rescue of human lives or assistance with public security organs in executing tasks) to protect the interest of the public, owners or users of the Property, which cause property damage, such damage shall be handled by the Parties in accordance with the relevant laws.

IX.                                      Exclusion of Liability

1.                  Party B shall not bear any legal liability for losses caused by temporary suspension of supply of water and electricity or use of shared facilities and equipment, if such temporary suspension is necessary for the repair and maintenance of public parts and shared facilities and equipment of the Property and has been notified to the owners and users of the Property in advance.

2.                  Party B shall not bear any legal liability for losses caused by failure of water supply, electricity supply, gas supply, heating, communications and cable television facilities or other shared facilities and equipment that occurs other than as a result of Party B’s fault.

3.                  Party B shall not bear any liability for the personal and property damage of Party A or the loss of shared facilities and equipment that is caused by natural disasters or other force majeure events.

X.                                           Service

1.                  All notices hereunder shall be in writing, and shall be deemed to have been sufficiently served if: (a) delivered in person; or (b) otherwise sent by delivery-guaranteed mail with receipt acknowledgement from the other Party.

XI.                                      Supplementary Provisions

1.                  The Parties may amend and supplement the provisions of this Contract by entering into written supplementary agreement, which shall have the same force as this Contract.

2.                  Appendices hereto are valid parts of this Contract.  The text written in the blank spaces of this Contract and the appendices hereto shall have the same force as the printed text.

3.                  Matters not covered in this Contract and the appendices and supplementary agreements hereto shall be governed by the relevant laws, regulations and rules of the PRC or otherwise resolved by the Parties through negotiation.  The effectiveness, interpretation and performance of this Contract shall be governed and protected by the laws of the PRC, and no mandatory provision of the laws shall be violated.

4.                  The Parties agree that, the takeover and inspection procedures shall be handled for matters entrusted by Party A to be managed from the date immediately after the effective date of this Contract.

5.                  During the term of validity of this Contract and for a period of two (2) years after the termination of this Contract, Party B shall not disclose the business condition or any other business information and secret of Party A to any party other than Party A, nor shall it use any material or document in relation to the management of the Property, whether publicly or in private, without the permission of Party A.

6.                  This Contract shall be made in four (4) originals of the same legal force, which shall take effect as of the date on which it is signed and sealed by the Parties.  Party A and Party B shall each hold two (2) originals.

Party A: Beijing Xintaike Medical Device Co., Ltd. (seal)	Party B: Beijing Xinshiyiyang Property Management Co., Ltd. (seal)

Authorized Representative:	Authorized Representative:

Date:	Date: